Exhibit 2.12

November 24, 2010

EXCO Holding (PA), Inc.

12377 Merit Drive, Suite 1700

Dallas, Texas 75251

Attention: Rick Hodges, Vice President of Land

Re: Amendment to Membership Interest Transfer Agreement

Dear Mr. Hodges:

Reference is made to that certain Membership Interest Transfer Agreement by and between EXCO Holding (PA), Inc. (“EXCO”), and BG US Production Company, LLC (“BG”), dated as of May 9, 2010 (together with all amendments, the “MITA”).

In consideration of the mutual promises contained herein and in the MITA and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, BG and EXCO hereby agree to amend the MITA as follows:

1.	In Appendix I, the definition of “Title Defect Claim Date” shall be revised to read as follows:

“Title Defect Claim Date” shall mean on or before 5:00 p.m. (Central Time) on December 1, 2010.

Except as modified by this letter, the MITA remains in full force and effect. Capitalized terms used in this letter but not otherwise defined in this letter shall have the meaning given to such terms in the MITA. The terms of Sections 15.15 and 15.16 of the MITA are incorporated by reference as if set out in full herein. This letter may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all of such counterparts shall constitute for all purposes one agreement. Any signature hereto delivered by a Party by facsimile or electronic transmission shall be deemed an original signature hereto.

[Signature Page Follows]

BG US PRODUCTION COMPANY, LLC
5444 Westheimer
Suite 1200
Houston, TX 77056
Tel +1(713) 599 4000
Fax +1 (713) 599 7250

If this letter correctly sets forth our understanding, please execute and return one copy to the undersigned at the address provided in the MITA. This letter was executed as of the date first set forth above but shall be effective as of May 9, 2010.

Very truly yours,

BG US PRODUCTION COMPANY, LLC

By:	/s/ JOHN BOARDMAN

Name:	JOHN BOARDMAN
Title:	VICE PRESIDENT

Agreed and accepted on November 24, 2010, effective as of May 9, 2010.

EXCO HOLDING (PA), INC.

By:	/s/ William L. Boeing

Name:	William L. Boeing
Title:	Vice President

cc:

EXCO Resources, Inc.
12377 Merit Drive, Suite 1700
Dallas, Texas 75251
Attention: William L. Boeing, Vice President, General Counsel and Secretary
Facsimile: (214) 706-3409

Vinson & Elkins L.L.P.
2500 First City Tower
1001 Fannin Street
Houston, Texas 77002-6760
Attention: Stephen C. Szalkowski
Facsimile: (713) 615-5084

Morgan, Lewis & Bockius LLP
1000 Louisiana, Suite 4200
Houston, Texas 77002
Attention: David F. Asmus

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